Filed pursuant to Rule 424 (b) (3)

Registration No. 333-125682

4,600,000 Shares

of

Chesapeake Energy Corporation

5.00% Cumulative Convertible Preferred Stock (Series 2005)

(Liquidation Preference $100 per share)

and

Common Stock,

(Par Value $.01 per share)

PROSPECTUS SUPPLEMENT NO. 7

DATED August 8, 2006

TO PROSPECTUS DATED May 22, 2006

The selling securityholders table on pages 36 through 38 of the prospectus is amended by this supplement no.7 to read as follows.

NAME	Number of Shares of Preferred Stock Beneficially Owned Prior to the Offering	Number of Shares of Preferred Stock Being Offered Hereby	Number of Shares of Preferred Stock to be Owned After Completion of the Offering	Number of Shares of Common Stock Beneficially Owned Prior to the Offering *	Number of Shares of Common Stock Being Offered Hereby *	Number of Shares of Common Stock to be Owned After Completion of the Offering
1976 Distribution Trust f/b/o A. R. Lauder/Zinterhoser	50	50	0	194	194	0
2000 Revocable Trust f/b/o Lauder/Zinterhoser	48	48	0	186	186	0
Advent Convertible Master Cayman	96,858	96,858	0	375,916	375,916	0
Alcon Laboratories	3,184	3,184	0	12,357	12,357	0
Allstate Insurance Company	38,500	38,500	0	149,422	149,422	0
Argent Classic Convertible Arbitrage Fund (Bermuda) Ltd.	165,100	165,100	0	640,770	640,770	0
Argent Classic Convertible Arbitrage Fund II, L.P.	3,220	3,220	0	12,497	12,497	0
Argent Classic Convertible Arbitrage Fund, L.P.	50,000	50,000	0	194,055	194,055	0
Argent LowLev Convertible Arbitrage Fund II, LLC	1,250	1,250	0	4,851	4,851	0
Argent LowLev Convertible Arbitrage Fund LLC	18,370	18,370	0	71,296	71,296	0
Arlington County Employees Retirement Systems	5,137	5,137	0	19,937	19,937	0
Argent LowLev Convertible Arbitrage Fund Ltd.	149,280	149,280	0	579,371	579,371	0
Argentum Multistrategy Fund Ltd - Classic	810	810	0	3,144	3,144	0

Asante Health Systems	557	557	0	2,162	2,162	0
Bancroft Convertible Fund, Inc.	30,000	30,000	0	116,433	116,433	0
Bill & Melinda Gates Foundation	7,500	7,500	0	29,108	29,108	0
BP Amoco PLC Master Trust	8,480	8,480	0	32,912	32,912	0
British Virgin Islands Social Security Board	950	950	0	3,687	3,687	0
Calamos Convertible and High Income Fund	102,700	102,700	0	398,589	398,589	0
Calamos Convertible Opportunities and Income Fund	91,100	91,100	0	353,568	353,568	0
Calamos Growth & Income Fund - Calamos Investment Trust	200,000	200,000	0	776,220	776,220	0
Calamos Growth & Income Portfolio - Calamos Advisors Trust	500	500	0	1,941	1,941	0
Calamos High Yield Fund - Calamos Investment Trust	20,000	20,000	0	77,622	77,622	0
Calamos Strategic Total Return Fund	210,700	210,700	0	817,748	817,748	0
Castle Convertible Fund (1)	10,000	10,000	0	834,727	38,811	795,916
CBI Pension Plan	300	300	0	1,164	1,164	0
City and County of San Francisco Retirement System	11,415	11,415	0	44,303	44,303	0
City University of New York	1,067	1,067	0	4,141	4,141	0
Class C Trading Company, Ltd.	2,040	2,040	0	7,917	7,917	0
Context Convertible Arbitrage Fund, LP	3,200	3,200	0	12,420	12,420	0
Context Convertible Arbitrage Offshore, Ltd	12,350	12,350	0	47,932	47,932	0
Daimler Chrysler Corp Emp #1 Pension Plan, dtd 4/1/89	47,200	47,200	0	183,188	183,188	0
DBAG London (1)	215,205	215,205	0	885,679	835,232	50,447
Delaware Dividend Income Fund, a series of Delaware Group Equity Funds V (1)	35,000	35,000	0	170,458	135,839	34,619
Delaware Employees Retirement System	9,309	9,309	0	36,129	36,129	0
Deutsche Bank Securities (1)	2,500	2,500	0	2,667,266	9,703	2,657,563
Dreyfus Premier High Income Fund	10,000	10,000	0	38,811	38,811	0
Dynamic World Convertible Debentures Fund	15,000	15,000	0	58,217	58,217	0
Ellsworth Convertible Growth and Income Fund, Inc.	30,000	30,000	0	116,433	116,433	0
Employees Retirement System of Rhode Island	2,500	2,500	0	9,703	9,703	0
Evangelical Lutheran Church in America Board of Pensions	7,500	7,500	0	29,108	29,108	0
Fairfax County Employees Retirement System	1,500	1,500	0	5,822	5,822	0
Fidelity Financial Trust: Fidelity Convertible Securities Fund	85,000	85,000	0	329,894	329,894	0
Finch Tactical Plus Class B	1,100	1,100	0	4,269	4,269	0
FIST Convertible Securities Fund	120,000	120,000	0	465,732	465,732	0
FPL Group Employee Pension Fund	7,000	7,000	0	27,168	27,168	0
Franklin and Marshall College	2,700	2,700	0	10,479	10,479	0
Franklin Income Fund	1,800,000	1,800,000	0	6,985,980	6,985,980	0
FTIF Franklin Income Fund	80,000	80,000	0	310,488	310,488	0
FTVIP Franklin Income Securities Fund	250,000	250,000	0	970,275	970,275	0
General Motors Broad Mandate	6,300	6,300	0	24,451	24,451	0
General Motors Investment Corp	50,000	50,000	0	194,055	194,055	0
Government of Singapore Investment Corporation Pte Ltd (1)	40,000	40,000	0	1,528,504	155,244	1,373,260
GMAM Investment Funds Trust	20,000	20,000	0	77,622	77,622	0
Grady Hospital Foundation	1,003	1,003	0	3,893	3,893	0
Harbor High-Yield Bond Fund	2,000	2,000	0	7,762	7,762	0
HFR CA Global Select Master Trust Account	20,020	20,020	0	77,700	77,700	0
HFR Opportunity Master Trust	8,489	8,489	0	32,947	32,947	0
Honeywell International Inc. Master Retirement Trust	10,000	10,000	0	38,811	38,811	0
Hotel Union & Hotel Industry of Hawaii Pension Plan Master Trust	1,308	1,308	0	5,076	5,076	0
Houston Police Officers Pension System	2,500	2,500	0	9,703	9,703	0
Independence Blue Cross	2,766	2,766	0	10,735	10,735	0
ING Convertible Fund	35,000	35,000	0	135,839	135,839	0

ING Convertible Portfolio	2,000	2,000	0	7,762	7,762	0
Institutional Benchmark Management Fund c/o Quattro Fund	1,500	1,500	0	5,822	5,822	0
International Truck & Engine Corporation Retiree Health Benefit Trust (1)	900	900	0	21,510	3,493	18,017
Janus High Yield	10,600	10,600	0	41,140	41,140	0
Janus World High Yield Fund	19,600	19,600	0	76,070	76,070	0
Jefferies & Company	11,800	11,800	0	45,797	45,797	0
Lehman Brothers, Inc.	410,000	410,000	0	1,591,251	1,591,251	0
Lincoln National Convertible Securities Fund (1)	19,000	19,000	0	127,001	73,741	53,260
Lydian Overseas Partners Master Fund LP (1)	125,000	125,000	0	2,466,969	485,138	1,981,832
Lyxor Convertible Arbitrage Fund	6,458	6,458	0	25,064	25,064	0
Lyxor Master Fund Ref: Argent/LowLev CB c/o Argent	61,230	61,230	0	237,640	237,640	0
Lyxor/Context Fund Ltd	2,750	2,750	0	10,673	10,673	0
Merrill-Lynch Insurance Group	2,456	2,456	0	9,532	9,532	0
Municipal Employees Trust	1,107	1,107	0	4,296	4,296	0
Nations Convertible Securities Fund (1)	100,000	100,000	0	988,665	388,110	600,555
New Orleans Firefighters Pension/Relief Fund	629	629	0	2,441	2,441	0
New York City Employees' Retirement System	10,000	10,000	0	38,811	38,811	0
New York City Police Pension Fund	5,000	5,000	0	19,406	19,406	0
Occidental Petroleum Corporation	2,321	2,321	0	9,008	9,008	0
Ohio Bureau of Workers Compensation	663	663	0	2,573	2,573	0
Oppenheimer Convertible Securities Fund	30,000	30,000	0	116,433	116,433	0
Partners Group c/o Quattro Fund	4,500	4,500	0	17,465	17,465	0
Pension Reserves Investment Trust	10,000	10,000	0	38,811	38,811	0
Policeman and Fireman Retirement System of the City of Detroit	1,990	1,990	0	7,723	7,723	0
Praxair, Inc.	1,700	1,700	0	6,598	6,598	0
Privilege Portfolio SICAV	50,000	50,000	0	194,055	194,055	0
Producers-Writers Guild of America Pension Plan	2,500	2,500	0	9,703	9,703	0
Pro-Mutual	6,734	6,734	0	26,135	26,135	0
Putnam Convertible Income-Growth Trust	51,535	51,535	0	200,012	200,012	0
Putnam High Income Bond Fund	8,865	8,865	0	34,406	34,406	0
Quattro Fund Ltd	22,500	22,500	0	87,325	87,325	0
Quattro Multi Strategy Masterfund LP	1,500	1,500	0	5,822	5,822	0
Ramius Capital Group	5,000	5,000	0	19,406	19,406	0
Ramius Master Fund, Ltd	8,000	8,000	0	31,049	31,049	0
Rampart Enhanced Convertible Investors, LLC	7,600	7,600	0	29,496	29,496	0
RCG Latitude Master Fund, Ltd. (1)	12,000	12,000	0	411,111	46,573	364,538
Reform Pension Board	1,500	1,500	0	5,822	5,822	0
Retirement Income Plan for Employees of Armstrong World Industries, Inc.	1,500	1,500	0	5,822	5,822	0
Retirement Program Plan for Employees of the US Enrichment Corp	1,000	1,000	0	3,881	3,881	0
Rockwell Automation Master Trust	1,500	1,500	0	5,822	5,822	0
Sage Capital Management, LLC (1)	7,000	7,000	0	72,446	27,168	45,278
Silver Convertible Arbitrage Fund, LDC	13,920	13,920	0	54,025	54,025	0
Smith Barney Convertible Fund	10,000	10,000	0	38,811	38,811	0
Sphinx Convertible Arb Fund SPC c/o SSI Investment Mgt.	7,061	7,061	0	27,404	27,404	0
Teachers' Retirement System for the City of New York	10,000	10,000	0	38,811	38,811	0
The Children's Memorial Medical Center	2,500	2,500	0	9,703	9,703	0
The City of Southfield Fire & Police Retirement System	325	325	0	1,261	1,261	0
The Estate of James Campbell CH	819	819	0	3,179	3,179	0
The Estate of James Campbell EST2	6,584	6,584	0	25,553	25,533	0
The Gabelli Global Convertible Securities Fund	2,000	2,000	0	7,762	7,762	0
The Grable Foundation	636	636	0	2,468	2,468	0
The Northwestern Mutual Life Insurance Company (1)	175,000	175,000	0	1,161,435	679,193	482,243

The TJX Companies Inc. Retirement Plan Trust	500	500	0	1,941	1,941	0
Trust Mark Insurance	1,283	1,283	0	4,979	4,979	0
University of Southern California	1,500	1,500	0	5,822	5,822	0
Viacom Inc. Pension Plan Master Trust	423	423	0	1,642	1,642	0
Vicis Capital Master Fund	50,000	50,000	0	194,055	194,055	0
Wachovia Securities International Ltd.	60,000	60,000	0	232,866	232,866	0
Waterstone Market Neutral MAC51, Ltd.	13,870	13,870	0	53,831	53,831	0
Waterstone Market Neutral Master Fund, Ltd.	136,130	136,130	0	528,334	528,334	0
Wyeth Retirement Plan U.S. Master Trust	1,500	1,500	0	5,822	5,822	0
Xavex Convertible Arbitrage 2 Fund	6,940	6,940	0	26,935	26,935	0
Xavex Convertible Arbitrage 10 Fund	10,740	10,740	0	41,683	41,683	0

* Includes common stock issuable upon conversion of Chesapeake’s 5.00% Cumulative Convertible Preferred Stock (Series 2005) at conversion rate of 3.8811 shares of common stock per share of preferred stock.

(1)

The number of shares of Common Stock indicated to be beneficially owned after completion of the offering includes shares issuable within 60 days of the date hereof upon conversion of convertible securities.